                                                                    EXHIBIT 99.1

                           STOCK PURCHASE AGREEMENT

          STOCK PURCHASE AGREEMENT dated as of October 20, 1997, among STAR GAS CORPORATION ("Buyer"), a Delaware corporation and those persons who have executed this Agreement at the end as selling shareholders ("Sellers").

          This Agreement sets forth the terms and conditions upon which the Sellers will sell to Buyer, and Buyer will purchase from Sellers 240 shares of Common Stock ($100 par value), of Pearl Gas Co. (the "Company") representing all of the issued and outstanding capital stock of the Company ("Company Shares"). As used in this Agreement, capitalized terms have the meanings ascribed to them in Section 2 of this Agreement or as otherwise set forth herein.

          In consideration of the mutual agreements contained herein, intending to be legally bound hereby, the parties hereto agree as follows:

     1.   Sale of Stock.
          -------------

          1.1. Stock To Be Sold. Subject to the terms and conditions of this
               ----------------
Agreement, at the Closing referred to in Section 10 hereof (the "Closing") the Sellers will sell, assign, transfer and deliver the Company Shares to Buyer free and clear of all liens, charges or encumbrances of whatsoever nature.

          1.2. Consideration. Subject to the terms and conditions of this
               -------------
Agreement, in reliance on the representations, warranties and agreements of the Sellers contained herein, Buyer shall pay to Sellers the sum of $22,551,790, or $93,965.79 per Company Share, ("Purchase Price") subject to adjustment as provided herein .

          1.3. The Purchase Price will be paid by Buyer to Sellers, or at the direction of Sellers, by wire transfer of immediately available funds at the Closing; provided, however, that the sum of Two Million Dollars ($2,000,000) shall be paid to Huntington National Bank ("Escrow Agent") to be held by the Escrow Agent pursuant to an escrow agreement in the form of Exhibit 1.3 to be executed at the Closing (the "Escrow Agreement").

          1.4. (a) The Purchase Price of $22,551,790 for the Company Shares has been agreed upon based upon the assumptions (i) that Net Working Capital of the Company as of the Closing Date will be $1,891,790 which has been calculated as set forth on Exhibit 1.4(a), (ii) that the Property and Equipment set forth on
Exhibit 1.5 will be owned by the Company on the Closing Date and will be in substantially the same condition as inspected by Buyer, (iii) that the Notes-Receivable-Shareholder will be repaid in full on the closing Date and (iv) that the Company will have no liability on the Closing Date which would be required to be included on a balance sheet in accordance with generally accepted accounting principles which was not included in the calculation of Net Working Capital ("Other Liabilities"), except that built-in-gains, the equipment discrepancy, and deferred taxes as described on Exhibit 3.6 shall not be included in the calculation of Net Working Capital or in the definition of Other Liabilities. For the foregoing calculations Net Working Capital means the excess of current assets over current liabilities as determined in accordance with the procedures set forth on Exhibit 1.4(b).

               (b) Buyer and Seller shall jointly engage Peat Marwick LLP ("KPMG") to prepare a calculation of Net Working Capital as of the Closing Date ("Closing Working Capital Calculation"), in accordance with the procedures set forth on Exhibit 1.4(b) hereto. The cost of the accountants shall be shared equally by Sellers and Buyer and Buyer and Sellers and their respective representatives shall be permitted to communicate with KPMG personnel and observe all aspects of their work with respect to the conduct of their engagement. The Purchase Price shall be adjusted ("Post Closing Adjustment") by increasing the Purchase Price by $1 for each $1 that Net Working Capital as reflected in the Closing Working Capital Calculation is greater than $1,891,790 or decreasing the Purchase Price by $1 for each $1 the Net Working Capital as reflected in the Closing Working Capital Calculation is less than $1,891,790.

                    The engagement letter with KPMG shall provide that such firm shall deliver to Buyer and Sellers (i) the Closing Working Capital Calculation, which shall state that it has been prepared in accordance with the procedures set forth on Exhibit 1.4(b) and (ii) a closing certificate ("Closing Certificate") showing the calculation of the adjustments to the purchase price ("Post Closing Adjustments") made in accordance with Section 1.4(b) above. A copy of the Closing Working Capital Calculation and the Closing Certificate (collectively, "Closing Documents") shall be delivered to both Buyer and Sellers not later than 45 days after the Closing Date. Unless either Buyer or Sellers within 10 days after receipt of the copy of the Closing Documents notifies the other party of any disagreement with the Post Closing Adjustments, the Closing Documents shall be final and shall be accepted by and be binding upon both Buyer and Sellers.
If either party so notifies the other party of any such disagreement within such 10 day period and such disagreement cannot be amicably resolved within an additional period of 30 days, the disagreement as to the Post Closing Adjustments shall be submitted for final determination to a big six accounting firm selected by the parties ("Appeal Accountants"). Both parties shall be bound by the determination of the Appeal Accountants and the cost of such expenses shall be shared equally between Sellers and Buyer. The Appeal Accountants shall render their final determination with respect to the resolution of such disputes which shall be binding on the parties and deliver copies thereof to Buyer and Sellers.

                    If the Post Closing Adjustments as finally determined increase the Purchase Price the Buyer shall pay the amount of such increase to Sellers in proportion to their Allocable Share within three business days after the Post Closing Adjustments have been finally determined and delivered to the Buyer. If the Post Closing Adjustment decreases the Purchase Price, Buyer shall make a claim for such amount as set forth in the Escrow Agreement.

          1.5 No adjustment shall be made to the Purchase Price with respect to the Property and Equipment as listed on Exhibit 1.5, to the extent that the same were actually owned by the Company as of the Closing and were in substantially the same condition as
when inspected by Buyer.   The Purchase Price shall be decreased by the amount
of Other Liabilities (as defined above) as of the Closing Date. Sellers shall withdraw from the Company prior to Closing the assets listed in Section 1.4(a) of the Disclosure Schedule and may in their discretion assume or transfer all or part of the liabilities listed in Section 1.4(a) of the Disclosure Schedule. Inventory usable in the ordinary course of the Company's business shall be valued at the Company's cost.

          1.6  Tank Verification.  Between the date hereof and the Closing Date,
               -----------------
Buyer, with assistance from Sellers and employees of the Company, shall, as and to the extent practicable and commercially reasonably, commence and proceed to "verify" the Company's title to the number of each size of propane tanks listed on Exhibit 1.6 attached hereto, and so long as 98 percent of the number of a size of propane tanks is verified, Buyer shall have no claim against Seller with respect to the number of tanks delivered for such size. To the extent 98 percent of the number of each size of tanks listed in Exhibit 1.6 cannot be "verified" prior to the Closing Date, Buyer shall attempt to "verify" such tanks after the Closing Date pursuant to the process set forth in Section 1.7. A tank shall be "verified" if:

                    (a) Buyer acknowledges in writing the existence and ownership of a tank located at any Customer or at the Company's offices and bulk plants; or

                    (b) As to the approximately 350 tanks on a non-rental basis ("Non-Rental Tanks"), Buyer actively seeks and receives a statement signed by the Customer acknowledging that as of and after Closing, the Customer is not the owner of the tank; or

                    (c) A tank is actually located at one of the Company's offices or bulk plants at the time of Closing; or

                    (d) The Company's books and records reflect a rental payment within the 18 months prior to the Closing or the 12 month period following the Closing; or

                    (e) A Customer surrenders or offers to surrender a tank within 12 months after the Closing, without requiring any payment by the Company except for refunds of prepaid rentals or propane.

          Between the date this Agreement is signed and the Closing, the Sellers shall cause the Company to take an inventory of tanks located at the Company's bulk plants and offices, which shall include the serial number of such tanks and their propane content. Sellers shall cause the Company to afford to Buyer and its representatives an opportunity to observe every aspect of such inventory. The Buyer and Sellers shall endeavor to agree upon the quantity of such inventory prior to Closing.

          1.7  Post-Closing Tank Verification.  Section 1.6 sets forth the
               ------------------------------
criteria and procedures by which the propane tanks represented as owned by the Company on Exhibit 1.5 on the Closing Date will be verified by Buyer and its agents before and after the Closing Date. All such propane tanks shall be verified no later than 12 months following the Closing Date. Sellers shall have no liability to Buyer with respect to a Non-Rental Tank unless Buyer has complied with Section 1.6(b) as to such tank. If a Customer or other third party disputes the Company's ownership of a tank or claims ownership of a tank, the Buyer shall furnish to such Customer or other third party copies of the original tank purchase invoice, tank delivery records and tank rental payment records, to the extent available, and take all other reasonable and customary steps to verify ownership of such tank. As soon as practicable after completing the verification procedures, but prior to 14 months following the Closing Date, Buyer shall deliver to Sellers a written statement that shows in detail the tanks that could not be verified (the "Tank Verification Notice"), including the size and location of each such tank. If Buyer fails to deliver the Tank Verification Notice within the period of 14 months following the Closing, then all tanks shall be deemed to be verified. Sellers shall have the right to audit and take other reasonable steps to verify Buyer's determination for a period of 60 days following receipt of the Tank Verification Notice. Sellers agree to pay to Buyer within 90 days following delivery of the Tank Verification Notice, an amount equal to the aggregate value (determined on the basis of the cost per tank set forth on Exhibit 1.6 hereto) of all tanks that cannot be verified and with respect to the Non-Rental Tanks, upon such payment Buyer shall transfer its right, title and interest, if any, in the Non-Rental Tanks with respect to which it received payment; provided, however, (i) that so long as 98 percent of the number of a size of propane tanks is verified, Buyer shall have no claim against Seller with respect to the number of such tanks delivered (for example, if 98 percent of the number of a size has been verified, Sellers shall have no liability to Buyer here under for such tank size, even if only 90 percent of all tanks have been verified) and (ii) if Sellers dispute Buyer's calculation of any amount due under this subsection, no payment shall be due until a final judicial determination and (iii) under no circumstances shall the tanks verified for a particular size of tank plus the number of non-verified tanks for such size of tank for which Sellers have paid (and, if a Non-Rental Tank, received a bill of sale), exceed 98% of the amount of such size of tank set forth in Exhibit 1.6
hereof.   The aggregate amount paid by Sellers to Buyer under Section 1.6 and
1.7 shall constitute a reduction of the Purchase Price.

          1.8 All amounts payable by Buyer or Sellers pursuant to this Agreement which are not paid within thirty business days after written demand shall bear interest at the rate of 10% per annum from the date the party entitled to receive a payment incurs a loss until the date paid, but not to exceed the highest legal rate of interest.

          1.9 (a) (i) For a period of 150 days following the closing ("Collection Period"), Buyer agrees to cause the Company to mail to Customers a monthly statement which will include the accounts receivable balance as of the closing date, less any payments made thereafter. The Company shall also attempt to collect the accounts receivable using its usual and customary procedures such as mailing credit letters, restricting deliveries, assigning accounts to collection agencies and filing small claims actions. The Company shall be under no obligation to institute litigation to collect such accounts receivable. If any Customer debit balance includes interest charges and the Customers disputes that it owes such interest, the Company may forgive such interest charges. All amounts received from a Customer shall be applied first to satisfy amounts owed by said Customers to the Company for deliveries made and service performed prior to the Closing Date ("Pre-Closing Items"). After the Company has collected full amount owed to the Company by said Customer with respect to all Pre-Closing Items, the Company shall apply any payments made by any such Customers to amounts billed on and after the Closing Date("Post-Closing Items). If a Customer disputes the Company's application to Pre-Closing Items of any monies paid to the Company by such Customer, then Buyer will notify Sellers and Sellers will hold the Company harmless from any loss to the extent of the amount so applied to Pre-Closing Items with respect to such Customers. If at the end of the Collection period such Customer is disputing the application to Pre-Closing Items of any amount paid by said Customer to the Company, then, at the election of Buyer the Company shall reallocate to Post-Closing Items the amount in dispute.

               (ii) During the time the Company is collecting Pre-Closing Items, Sellers or their representative may inspect the records of the Company with respect to such Pre-Closing Items during normal business hours on reasonable notice.

          (b) At the end of the Collection Period, Buyer shall pay to Sellers in proportion to their Allocable Share as an increase in the Purchase Price the amount, if any,by which the total collections by Buyer with respect to Pre-Closing Items exceeds the value of the accounts receivable included in the Closing Net Working Capital Calculation (which shall be the amount of accounts receivable listed as 150 day old or less on the aged trial balances as of the Closing), or Sellers in proportion to their Allocable Share shall pay to Buyer as a decrease in the Purchase Price the amount, if any, by which the total collections by Buyer with respect to Pre-closing Items is less than the value of the accounts receivable included in the Closing Net Working Capital Calculation. Total collections of Pre-Closing Items shall be calculated by subtracting the total of active and inactive accounts receivables listed as "over 150 days" on the Company's accounts receivable details as of March 20, 1998 (the last day of the Collection Period) from the total of all accounts receivable as of the closing date, less credits issued for interest charges and in the normal course of business with respect to Pre-Closing Items. Buyer shall have no obligation to compensate Sellers for collections of Pre-Closing Items made after the Collection Period. Buyer shall first claim any amount owed to it from the Escrow Fund.

          All references to accounts receivable in this Section 1.9 refer to debit balances.

     2.   Definitions.
          -----------

          For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

          "Adverse Consequences" means any and all liabilities, claims, actions and causes of action, including reasonable attorneys fees.

          "Affiliate" has the meaning prescribed by Rule 12b-2 of the regulations promulgated pursuant to the Securities Exchange Act.

          "Allocable Share" means any Seller's portion of an amount herein equal to the number of the Company Shares owned by such Seller as set forth in Section
3.2 of the Disclosure Schedule divided by 240.

          "Balance Sheet" means the balance sheet of the Company at August 31, 1997 referred to in Section 3.6 of this Agreement.

          "Closing" means the closing referred to in Section 10 of this Agreement.
          "Closing Date" means the date on which the Closing occurs.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Company" means Pearl Gas Co., a corporation formed under the laws of the State of Ohio.

          "Company Affiliate" means each Affiliate of the Company.

          "Company Subsidiary" means any corporation of which the Company (a) directly or indirectly owns or controls at the time outstanding shares of stock which have in ordinary circumstances (not dependent upon the happening of a contingency) voting power to elect a majority of the board of directors of said corporation, or (b) of which shares of stock of the character described in the foregoing clause (a) shall at the time be owned or controlled directly or indirectly by the Company and one or more Company Subsidiaries as defined in the foregoing clause (a) or by one or more such Company Subsidiaries.

          "Disclosure Schedule" means the document delivered by the Sellers to the Buyer simultaneously with the execution hereof containing the information required to be included therein pursuant to this Agreement.

          "Active Customer" means a Customer who has not terminated, nor has the Company or Sellers any knowledge of the Customer's intention to terminate or modify its normal business relationship with the Company and the Company has not canceled or modified, and based upon facts known to the Company or Sellers, the Company does not intend to cancel or modify, such relationship. A Customer is not an Active Customer if such Customer has not taken a propane delivery since September 1, 1996.

          "Customer" shall mean any person, firm or corporation which has purchased at retail on a non-Bid basis for consumption and not for resale any propane from the Company during the period beginning on September 1, 1996 and ending on the date of the Closing.

          "Customer Information" shall mean the names and addresses of all Customers as of the Closing, together with all related credit, service and delivery information in the Company's possession or control.

          "Customer List" shall mean all documentation in the Company's possession or control containing Customer Information.

          "Bid" means a sale of propane to any consumer which has purchased pursuant to an agreement which provides a specific price or pricing formula for a contractually required specific period of time.

          "C.O.D." means the Customer is required to pay for deliveries of propane, at or prior to the time of delivery, but does not include budget plan customers.

          "Good Will" means the relationship between the Company and its Customers including the Customer List, trade names, trade marks, service marks and telephone numbers (as set forth in Section 2.1 of the Disclosure Schedule) used by the Company.

          "knowledge" or "known" means actual knowledge, not constructive or implied. "knowledge" includes matters which were at one time known to a person although not presently in his active memory and the contents of all writing actually received by a person. The Company and Sellers are deemed to know the contents of their respective files. Sellers are deemed to have the actual knowledge of the Company. The Company is deemed to have the actual knowledge of Jeffrey Tonjes, Roger Rice, Craig Premo, Norman Tonjes, Patricia Sheldrick, and Richard Bame.

          "Net Dollar Sale" means gross sales less all discounts, rebates, allowances, taxes and credits.

          "Territory" means the area within a radius of 50 miles of any current office or bulk plant of the Company.

           The plural of any defined term shall have a meaning correlative to such defined term.

     3.   Representations and Warranties of the Company.
          ---------------------------------------------

          The Sellers hereby represent, covenant and warrant to Buyer, severally and not jointly, in proportion to their Allocable Share, as follows:

          3.1. Corporate Organization; Etc.  The Company is a corporation duly
               ---------------------------
organized, validly existing and in good standing under the laws of the State of Ohio and has full corporate power and authority to carry on its business as it is now being conducted and to own the properties and assets it now owns; the Company is qualified to do business as a foreign corporation in each jurisdiction in which the conduct of its business or ownership of property requires such qualification. The copies of the Articles of Incorporation and Code of Regulations of the Company heretofore delivered to Buyer are complete and correct copies of such instruments as presently in effect.

          3.2. Capitalization of the Company; the Company Shares.  As of the
               -------------------------------------------------
date of this Agreement, the authorized capital stock of the Company consists of 750 shares of Common Stock, $100 par value per share, of which 240 shares are issued and outstanding to the Sellers in the amounts set forth in Section 3.2 of the Disclosure Schedule and 1,000 shares of Preferred Stock, $100 par value, of which no shares are issued and outstanding. All issued and out standing shares of capital stock of the Company are validly issued and outstanding. As of the date of this Agreement, there are no outstanding options to purchase shares of capital stock of the Company. There are no outstanding (a) securities convertible into or exchangeable for capital stock of the Company; (b) options, warrants or other rights to purchase or subscribe to capital stock of the Company or securities convertible into or exchangeable for capital stock of the Company; or (c) contracts, commitments, agreements, understandings or arrangements of any kind relating to the issuance of any capital stock of the Company, any such convertible or exchangeable securities or any such options, warrants or rights. At the Closing the Buyer shall acquire the Company Shares free of all liens, encumbrances, charges, defects and adverse claims.

          3.3. Subsidiaries.  There is no Company Subsidiary.
               ------------

          3.4. No Violation.  Except as set forth in Section 3.4 of the
               ------------
Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate any provision of the Articles of Incorporation or Code of Regulations of, the Company or, violate, or be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or cause the acceleration of the maturity of any debt or obligation pursuant to, or result in the creation or imposition of any security interest, lien or other encumbrance upon any property or assets of the Sellers or the Company under, any agreement or commitment to which the Sellers or the Company is a party or by which the Sellers or the Company is bound, or to which the property of the Sellers or the Company is subject, or violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority.

          3.5. Financial Statements.  The Sellers have heretofore delivered to
               --------------------
Buyer a balance sheet of the Company as at December 31 in each of the years 1994 through 1996 and a balance sheet of the Company as at August 31, 1997; and consolidated statements of income, changes in stockholders' equity and cash flows for each of such years ended December 31 and such 8 month period ended August 31. Except as set forth in Section 3.5 of the Disclosure Schedule, such balance sheets and the notes thereto fairly present the consolidated assets, liabilities and financial condition of the Company as at the respective dates thereof, and such statements of income, changes in stockholders' equity and cash flows and the notes thereto fairly present the results of operations for the periods therein referred to.

          3.6. No Undisclosed Liabilities; Etc.  The Company has no liabilities
               -------------------------------
or obligations of any nature (absolute, accrued, contingent or otherwise) which were not fully reflected or reserved against in the Balance Sheet, except as disclosed in Section 3.6 of the Disclosure Schedule and except for liabilities and obligations incurred in the ordinary course of business and consistent with past practice since the date thereof; and the reserves reflected in the Balance Sheet are adequate, appropriate and reasonable.

          3.7. Accounts Receivable.  Except as set forth in Section 3.7 of the
               -------------------
Disclosure Schedule, all accounts receivable of the Company, whether reflected in the Balance Sheet or otherwise, represent sales of propane gas and services and goods related thereto and tank rentals actually made in the ordinary course of business, and are payable no more than 30 days from the date billed, and are collectible without any valid offset or defense.

          3.8. Inventory.  All inventory of the Company, whether reflected in
               ---------
the Balance Sheet or otherwise, consists of a quality and quantity usable and salable in the ordinary course of business, except for items of obsolete materials and materials of below-standard quality, all of which have been written down in the Balance Sheet to realizable market value or for which adequate reserves have been provided therein. The quantities of all inventory of the Company are reasonable and warranted in the present circumstances of its businesses. Certain of such inventory is stored at an underground facility through Domex pursuant to a contract annexed as part of Section 3.15 of the Disclosure Schedule.

          3.9. Interim Operations.  Since the date of the Balance Sheet (a) the
               ------------------
business of the Company has been conducted only in the ordinary and usual course consistent with past practice, except for the transfers of assets and liabilities provided for in paragraph 1.4(a) and in the Disclosure Statement; (b) the Company has not delivered ahead of its normal degree day or routing schedules; (c) there have not been any material adverse changes in the financial condition, assets or results of operations of the Company; (d) the Property and Equipment has not been affected in any way as a result of flood, fire, explosion or other casualty (whether or not covered by insurance); and (e) other than such matters as may impact propane businesses in general in the Territory, the Sellers do not know of any circumstances which may cause the Company to suffer any material adverse change in its business, operations or prospects.

          3.10.     Title to Properties; Encumbrances.  (a)  The Company has
                    ---------------------------------
good, valid and marketable title to all personal property which it purports to own (tangible and intangible), including, without limitation, all of such properties and assets reflected in the Balance Sheet (except for inventory and other current assets sold since the date of the Balance Sheet in the ordinary course of business and consistent with past practice). Except as set forth in
Section 3.10 of the Disclosure Schedule, all of such properties reflected in the Balance Sheet or acquired after the date of the Balance Sheet are owned free and clear of all title defects or objections, liens, claims, charges, security interests or other encumbrances of any nature whatsoever including, without limitation leases, chattel mortgages, conditional sales contracts, collateral security arrangements and other title or interest reten-tion arrangements, except, with respect to all such properties, liens shown on the Balance Sheet as securing specified liabilities or obligations and liens relating solely to and incurred in connection with the purchase of property and/or assets, if such purchase was effected after the date of the Balance Sheet, with respect to which no default exists. The rights, properties and other assets presently owned, leased or licensed by the Company and described elsewhere in this Agreement include all rights, properties and other assets necessary to permit the Company to conduct its businesses in all material respects in the same manner as its business has been conducted prior to the date hereof.

               (b) To the knowledge of Sellers, all public utilities required for the operation of the real property owned or leased by the Company (the "Real Property") are installed and operating and all installations and connection charges have been paid in full. Except as described in Section 3.10 of the Disclosure Schedule, the Company has not received any written report from any employee, independent contractor, lender or insurer (excluding any unsolicited information received from non-governmental persons or unsolicited information mailed by an insurance carrier to its customers or the public generally) regarding hazardous materials or environmental conditions, or otherwise recommending any repairs or work, at the Real Property. Except as listed in
Section 3.10 of the Disclosure Schedule, there are no tenants, licensees or other third parties with claims or rights to possession, use or occupancy of all or any portion of the

Real Property. To the knowledge of Sellers, (i) all permits and licenses necessary to operate, occupy and use the Real Property as used by the Company have been issued (collectively "Permits and Approvals"); (ii) all such Permits and Approvals are in full force and effect; and (iii) the Company is in full compliance therewith. To the knowledge of Sellers, the Company has not taken any action or made any improvements or alterations which would require amending, modifying or supplementing the foregoing. There are no outstanding requirements or recommendations by a holder of a mortgage affecting the Real Property or by any insurance company which issued a policy with respect to the Real Property or by any board of fire underwriters or other body exercising similar functions, requiring or recommending any repairs or work to be done on the Real Property (excluding unsolicited items mailed to customers or the public generally by any such person). The Company has not received notice from the holder of any lien on the Real Property asserting that a default or breach exists or event has occurred which, with the giving of notice or passage of time or both, would constitute a default or breach thereunder. There are no outstanding contracts made by the Company, or payment obligations incurred by the Company, for the construction or repair of any improvements to the Real Property and no mechanics' or materialmen's liens arising from any labor or materials furnished to the Real Property prior to the Closing Date. The Company has not received any notice that any default, breach or violation exists under any covenant, condition, restriction, permit, right of way, easement or other encumbrance affecting any part of the Real Property and to Sellers knowledge no fact or condition exists which would constitute such default or breach. The Company has not received any notice of any violation of any federal, state or municipal laws, ordinances, orders, regulations or requirements affecting any portion of the Real Property or any operations based at the Real Property and to Sellers knowledge no facts or conditions exist which would constitute such violation. Except as disclosed in Section 3.10 of the Disclosure Schedule, there are no written service contracts or other agreements relating to the maintenance or operation of the Real Property and no oral arrangements which are not terminable at will and without cost to the Company.

          3.11.     Insurance.  Section 3.11 of the Disclosure Schedule contains
                    ---------
a fair summary of all material policies of fire, liability, workmen's compensation and other forms of insurance owned or held by the Company. All such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the Closing Date have been paid when due, and no notice of cancellation or termination has been received with respect to any such policy. Such policies are sufficient for compliance with all requirements of law and of all agreements to which the Company is a party; are valid, outstanding and enforceable policies subject to limitations imposed by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally; provide adequate insurance coverage for the assets and operations of the Company; will remain in full force and effect through the respective dates set forth in
Section 3.11 of the Disclosure Schedule; and will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement. The Company has not been refused any insurance with respect to its assets or operations, nor has its coverage been limited, by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance during the last five years.

          3.12.     Leases.  Section 3.12 of the Disclosure Schedule contains an
                    ------
accurate and complete description of the terms of all leases pursuant to which the Company leases real or personal property. Except as set forth in Section
3.12 of the Disclosure Schedule, all such leases are valid, binding and enforceable in accordance with their terms, and are in full force and effect; there are no existing defaults by the Company thereunder; no event of default has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default thereunder; and all lessors under such leases have consented (where such consent is necessary) to the sale of the Company Shares without requiring modification in the rights or obligations of the lessee under such leases. Executed counterpart copies of all consents referred to in the preceding sentence are being delivered to Buyer simultaneously with the execution hereof. Section 3.12 of the Disclosure Schedule describes no more than 10 written tank leases and aside from these, Seller has not entered into written tank and cylinder leases with its Customers. However, the Sellers represent that the Company is entitled to possession of the Minimum Number of tanks and all of the cylinders represented as owned by the Company and located at Customers upon reasonable notice without any payment requirement or offset, defense or counterclaim existing as of, or arising out of any occurrence prior to, the date of the Closing, but subject to the Customers right to retain possession of the tank or cylinder for the unearned period of any prepaid rental. The Minimum Number of tanks means an amount equal to 98% of the total number of tanks represented by Sellers in Exhibit 1.6 of this Agreement as owned by the Company less the number of tanks not verified as owned by the Company pursuant to Sections 1.6 and 1.7 for which the Buyer is entitled to payment from the Sellers pursuant to Sections 1.6 and 1.7, and if payment has been received, with respect to Non-Rental Tanks, Buyer has transferred the Non-Rental Tank to Sellers as required in Section 1.7.

          3.13.     Bank Accounts.  Section 3.13 of the Disclosure Schedule sets
                    -------------
forth the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which the Company maintains safe deposit boxes or accounts of any nature and the names of all persons authorized to draw thereon, make withdrawals therefrom or have access thereto. At the Closing, the Company will deliver to Buyer copies of all records, including all signature or authorization cards, pertaining to such bank accounts.

          3.14.     Taxes.  Except as set forth in Section 3.14 of the
                    -----
Disclosure Schedules, the Company has duly filed all tax reports and returns required to be filed by it and has duly paid all taxes and other charges shown to be due on said returns or claimed to be due from it by federal, state, local or foreign taxing authorities (including, without limitation, those due in respect of the properties, income, franchises, licenses, sales or payrolls); the reserves for taxes reflected in the Balance Sheet are adequate; and there are no tax liens upon any property or assets of the Company except liens for current taxes not yet due. The federal income tax returns of the Company have been examined by the Internal Revenue Service through June 1991 and all deficiencies asserted as a result of such examinations have been paid or finally settled. Except to the extent set forth in Section 3.14 of the Disclosure Schedule, there are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal income tax return for any period. Copies of all federal income tax returns for the Company in respect of all years not barred by the statute of limitations have heretofore been delivered by the Sellers to Buyer and all such returns are listed in Section 3.14 of the Disclosure Schedule. The Company has not with regard to any assets or property held, acquired or to be acquired by it, filed a consent to the application of
Section 341(f)(2) of the Code. The Company has entered into no tax sharing agreement.

          3.15.     Contracts and Commitments.  Except as set forth in Section
                    -------------------------
3.15 of the Disclosure Schedule:

               (a) The Company has no agreements, contracts, commitments or restrictions which require the payment of more than $10,000;

               (b) No purchase contracts or commitments of the Company continue for a period of more than one year or are in excess of the normal, ordinary and usual requirements of business or at any excessive price;

               (c) There are no outstanding sales contracts, commitments or proposals of the Company which continue for a period of more than one year or to Sellers' knowledge will result in any loss to the Company upon completion or performance thereof, nor are there any outstanding contracts, bids or sales or service proposals quoting prices which Sellers believes will not result in a normal profit;

               (d) The Company has no outstanding contracts with officers, employees, agents, consultants, advisors, salesmen, sales representatives, or others that are not cancelable by it on notice of not longer than 30 days and without liability, penalty or premium or any agreement or arrangement providing for the payment of any bonus or commission based on sales or earnings;

               (e) The Company has no employment agreement, or any other agreement that contains any severance or any severance or termination pay liabilities or obligations;

               (f) The Company has no collective bargaining or union contracts or agreements;

               (g) The Company is not in default, nor to the knowledge of Sellers is there any basis for any valid claim of default, under any contract made or obligation owed by it;

               (h) The Company is not restricted by agreement to which the Company is a party or by which it is bound from carrying on its business anywhere in the world;

               (i) The Company has no debt obligation for borrowed money, including guarantees of or agreements to acquire any such debt obligation of others;

               (j) Except with respect to loans to the Sellers, the Company has no outstanding loan to any person; and

               (k) The Company has no power of attorney outstanding or any obligations or liabilities (whether absolute, accrued, contingent or otherwise), as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any person, corporation, partnership, joint venture, association, organization or other entity.

          3.16 Customer Information.  With respect to the business of the
               --------------------
Company:

               (a) (i) On August 31, 1997, the Company had no fewer than 12,230 Active Customers at least 98% of which were located in the Territory. As of the Closing, the Company will have at least 98% of the above number of Active Customers.

                   (ii) During the 12 months ended August 31, 1997, the Company earned rental income of $409,388 for tank and meter rentals as evidenced by the Company's sales records. The Customer Information includes the location of each rented tank and serial number and the Customers payment history regarding each such tank, it being understood that no Customer names will be revealed prior to Closing.

                   (iii) During the 12 months ended August 31, 1997, the
Company sold at least 14,312,113 gallons of propane to Customers. The following table accurately sets forth for each month listed below the number of gallons of propane sold by the Company to Customers and Net Dollar Sales:

                          PROPANE SALES TO CUSTOMERS

                          Gallons             $
                         ----------     --------------
September, 1996             930,499         728,161.25
October                   1,088,714         953,648.27
November                  1,689,796       1,713,847.65
December                  2,060,843       2,483,020.40
January, 1997             2,505,379       2,806,557.88
February                  1,718,426       1,686,840.77
March                     1,347,502       1,217,062.92
April                       977,330         794,378.53
May                         539,952         422,828.38
June                        320,352         245,322.01
July                        372,696         275,862.12
August                      760,624            548,817
                         ----------     --------------

  TOTAL                  14,312,113     $13,876,356.93

                   (iv) Section 3.16 (a)(iv) of the Disclosure Schedule identifies each Customer which purchased more than 5,000 gallons of propane during the 12 months ended August 31, 1997 and the current price of each such Customer.

               (b) For the 12 months ended August 31, 1997, Seller's Net Dollar Sales billed for service, labor and parts was $166,289.

               (c) Section 3.16 (c) of the Disclosure Schedule is a true, complete and accurate aging of the accounts receivable of the Customers as of each calendar month end from July 1995 through August 1997.

               (d) Except as set forth in Section 3.16(d) of the Disclosure Schedule, the Company made no acquisitions of other propane distributors within the past five years.

               (e) Except as set forth in Section 3.16(e) of the Disclosure Schedule, neither Sellers nor the Company has disclosed a material portion of the Customer Information to any person or entity other than its present computer company, except that certain of the Company's employees have access to a copy of a list of the Customers on the Real Property and in Company vehicles on a daily basis to perform their required duties. Except as set forth in Section 3.16(e) of the Disclosure Schedule, to the knowledge of Sellers, no person other than Sellers or the Company has possession of a list of the names and addresses of a material number of the Customers and all such lists shall be delivered to Buyer at the Closing.

               (f) Except as set forth in Section 3.16(f) of the Disclosure Schedule, the Company does not subcontract the delivery of propane, the provision of installation or maintenance services or the performance of any service normally furnished by employees, to any independent contractor, nor has the Company terminated any such relationship during the period of 24 months prior to the date of this Agreement. Except as set forth in
Section 3.16(f) of the Disclosure Schedule, to the knowledge of Sellers all propane equipment maintenance and installation services are provided to Customers directly by the Company.

               (g) Except as set forth in Section 3.16(g) of the Disclosure Schedule, the Company has no program or policy pursuant to which it provides discounts, interest, free gallonage, free service, extensions of credit or any other accommodation to Customers based upon volume purchased, age, prompt payments, their participation in the Company's budget program, or otherwise.

               (h) Except as set forth in Section 3.16(h) of the Disclosure Schedule, the Company does not deliver any propane to Customers through a central tank or delivery system.

               (i) To the knowledge of Sellers no former owner, employee or independent contractor of the Company or any propane distributor acquired by the Company has solicited the patronage of any of the Customers in any business which is competitive with the Company's business.

               (j) The Company does not sell any propane to or through cooperatives or buying groups or their members.

               (k) The Company did not derive any revenues from any of the customers other than through sales of propane, tank and meter rentals and service and installation of propane equipment.

               (l) Section 3.16(l) of the Disclosure Schedule sets forth gallons sold and Net Dollar Sales of propane per month for each operating branch for the 12 months ended August 31, 1997.

          3.17 Plant and Equipment.
               -------------------

               (a) To the knowledge of Sellers, the plants, structures and equipment of the Company are in good operating condition and repair and are adequate for the uses to which they are being put. The Company has received no notification that it is in violation of any applicable building, zoning, anti-pollution, safety or other law, ordinance or regulation in respect of its plants or structures or their operations and, to the knowledge of the Sellers, no such violation exists. Except as set forth on Section 3.17(a) of the Disclosure Schedule, the Company has received no recommendation from any insurance carrier or any consultant hired by the Company proposing changes in its methods of operation or relating to changes with respect to any of Company's properties, including the Real Property (excluding information received from any insurance carrier mailed to its customers or the public generally).

               (b)  (i)  Motor Vehicles.  All motor vehicles of the Company are:
                         --------------
(i) properly licensed and registered in accordance with applicable law or as required in the normal operation of the business; (ii) except as to compliance with 49 CFR (S)171.5, in substantial compliance with applicable state and federal Department of Transportation standards and regulatory requirements for their designated use and there are no material items of non-compliance thereunder; and (iii) the sole property of the Company and no person, corporation or firm has any ownership interest in such vehicles other than those contained in the leases for the leased vehicles.

                    (ii) With respect to the propane tanks, bulk tanks and propane related equipment, contained in the assets, (A) substantially all propane tanks at customer locations were installed in compliance with the then effective edition of NFPA Pamphlet No. 58, (B) substantially all propane tanks are in safe and working order and are in substantial compliance with NFPA Pamphlet No. 58, 1995 Edition; (C) substantially all customer bulk storage tanks and bulk plant storage tanks included in the assets shall include proper data plates or tank identification (marked in accordance NFPA 58) and shall be rated for a working pressure of at least 200 pounds per square inch, determined in accordance with the standards of the American Society of Mechanical Engineers, and (D) substantially all of the cylinders shall be qualified for use in accordance with applicable state and federal department of transportation standards and regulatory requirements. Notwithstanding the foregoing, the representations set forth in this subparagraph 3.17(b)(ii) shall be deemed to be accurate with respect to (b)(ii)(A), (B) and (C) if at Closing at least 98% of the tanks described therein comply with such representations and with respect to (b)(ii)(D) if at least 90% of the cylinders described therein comply with such representations.

               (c) The only tradename used by the Company since January 31, 1989 in connection with its business is "Pearl Gas Co." ("Name"). There are no adverse claims, liens or encumbrances upon or affecting the Name; the Company has not agreed to discontinue using the Name after a specified period; to the knowledge of Sellers, no other person is using any name similar to the Name in connection with the sale of propane in the Territory; the Company is not using any tradename other than the Name in connection with the business of the Company; the Company has the unrestricted right to use the Name in connection with its business in the States of Ohio, Indiana and Michigan, and the Company has given no other party the right to use the Name in connection with the sale of propane.

               (d) All propane inventory is (i) of a quality sufficient to meet industry specifications (ii) of a quality usable by the Company and saleable at normal selling prices in the normal course of business and (iii) located in vehicle cargo tanks, tanks at bulk plants and metered tanks at Customer locations and leased propane storage, and agreements with respect to all of such leased propane storage have been disclosed as part of Section 3.15 of the Disclosure Schedule.

          3.18.     Agreements in Full Force and Effect.  All contracts,
                    -----------------------------------
agreements, plans, leases, policies and licenses referred to in the Disclosure Schedule are valid and in full force and effect, and except for agreements identified in Section 1.4(a) of the Disclosure Schedule as being transferred and assigned to others, true copies thereof have been heretofore made available to Buyer.

          3.19.     Labor Difficulties.  Except to the extent set forth in
                    ------------------
Section 3.19 of the Disclosure Schedule, (a) to the knowledge of Sellers, the Company is in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and are not engaged in any unfair labor practice; (b) there is no unfair labor practice complaint against the Company pending before the National Labor Relations Board; (c) there is no labor strike, dispute, slowdown or stoppage actually pending or to the knowledge of Sellers threatened against or affecting the Company; (d) to the knowledge of Sellers no representation question exists respecting the employees of the Company; (e) no grievance which might have a material adverse effect on the Company or the conduct of its business nor any arbitration proceeding arising out of or under collective bargaining agreements is pending or to the knowledge of Sellers is threatened; (f) no collective bargaining agreement which is binding on the Company restricts it from relocating or closing any of their operations; and (g) during the past 36 months the Company has not experienced any work stoppage or other labor difficulty.

          3.20.     Fringe Benefit Plans.  Except as set forth in Section 3.20
                    --------------------
of the Disclosure Schedule, the Company has no bonus, deferred compensation, pension, profit-sharing, retirement, stock purchase, stock option or any other fringe benefit plan, arrangement or practice, whether formal or informal. Section 3.20 of the Disclosure Schedule contains an accurate and complete description of, and sets forth the annual amount payable pursuant to, each bonus, deferred compensation, pension, profit-sharing or retirement plan or arrangement, and each other fringe benefit plan, of the Company whether formal or informal. The Company has no commitment, whether formal or informal and whether legally binding or not, to create any additional such plan or arrangement.

          3.21.     Litigation.  Except as set forth in Section 3.21 of the
                    ----------
Disclosure Schedule, there is no action, suit, inquiry, proceeding or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or, to the knowledge of the Sellers, threatened (i) against or involving the Company not fully covered by insurance
(ii) which questions or challenges the validity of this Agreement or (iii) any action taken or to be taken by the Company pursuant to this Agreement or in connection with the transactions contemplated hereby; nor to the knowledge of Sellers is there any valid basis for any such action, proceeding or investigation. Except as set forth in Section 3.21 of the Disclosure Schedule, the Company is not in default under or in violation of, nor to the knowledge of Sellers is there any valid basis for any claim of default under or violation of, any contract, commitment or restriction to which the Company is a party or by which it is bound. The Company is not subject to any judgment, order or decree entered in any lawsuit or proceeding which may have an adverse effect on its business practices or on its ability to acquire any property or conduct its business in any area.

          3.22.     No Condemnation or Expropriation.  Except as set forth in
                    --------------------------------
Section 3.22 of the Disclosure Schedule, neither the whole nor any portion of the leaseholds or any other assets of the Company, including the Real Property, is subject to any governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor, to the knowledge of the Sellers, has any such condemnation, expropriation or taking been proposed.

          3.23.     Consents and Approvals of Governmental Authorities.  Except
                    --------------------------------------------------
as set forth in Section 3.23 of the Disclosure Schedule, no consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby; however, Sellers make no warranty and representation as to any necessary consents, approvals, authorization, declarations, registrations or otherwise required from such entities or persons for the continued operation of the Company at and after Closing.

          3.24.     Consents of Private Persons.  Except as set forth in Section
                    ---------------------------
3.24 of the Disclosure Schedule, no consent of any person is necessary to the consummation of the transactions contemplated hereby, including, without limitation, consents from parties to loans, contracts, leases or other agreements.

          3.25.     Compliance with Law.  To the knowledge of Sellers, the
                    -------------------
operations of the Company have been conducted in accordance with all applicable laws, regulations and other requirements of all federal governmental authorities, and of all states, municipalities and other political subdivisions and agencies thereof, having jurisdiction over the Company, including, without limitation, all such laws, regulations and requirements relating to antitrust, consumer protection, currency exchange, equal opportunity, health, occupational safety, pension and securities. Except as set forth in Section 3.25 of the Disclosure Schedule, during the past 5 years, the Company has not received any notification of any asserted present or past failure by the Company to comply with such laws, rules or regulations and to the knowledge of the Sellers no such violation exists.

          3.26.     Environmental Protection.  To the knowledge of Sellers,
                    ------------------------
except as set forth in Section 3.26 of the Disclosure Schedule, the Company has obtained all permits, licenses and other authorizations which are required under federal, state and local laws relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials or wastes into ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, trans-port, or handling of pollutants, contaminants or hazardous or toxic materials or wastes and true copies of all such permits, licenses and authorizations have been delivered to Buyer. To the knowledge of Sellers, except as set forth in
Section 3.26 of the Disclosure Schedule, the Company is in material compliance with all terms and conditions of the required permits, licenses and authorizations, and is also in material compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in those laws or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder. Except as set forth in Section 3.26 of the Disclosure Schedule, the Company has not received notice of any past, present or future events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent continued compliance, or which may give rise to any common law or legal liability, or otherwise form the basis of any claim, action, suit, proceeding, hearing or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, or hazardous or toxic material or waste.

          3.27.     Compliance with ERISA.
                    ---------------------

               (a)  Prohibited Transactions.  To the knowledge of Sellers, the
                    -----------------------
Company has not engaged in a transaction in connection with which the Company could be subject to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code.

               (b)  Defined Benefit Plan.  The Company does not and has never
                    --------------------
maintained, and was never obligated to make any contribution with respect to, a defined benefit or any other type of pension plan.

               (c)  Compliance with Applicable Laws.  To the knowledge of
                    -------------------------------
Sellers, each employee benefit plan is in material compliance with applicable Federal laws, including but not limited to ERISA. The Company contributes to no Multiemployer Plan.

          3.28.     Employees.  Except for those employees listed in Section
                    ---------
3.28 of the Disclosure Schedule; to Sellers' knowledge, no employee has advised the Company of an intent to terminate or modify his employment relationship with the Company as of the date hereof or that any such employee will refuse to continue his present employment after the Closing. Section 3.28 of the Disclosure Schedule contains a correct and complete list of (i) all employees of the Company (including the current basis and rate of compensation, bonuses paid in the last 12 months, salary review date and date of hire) and all individuals (excluding tank painters) whose employment was terminated since January 1, 1995 and (ii) all commission salesmen setting forth each of their bases and rates of compensation and setting forth the gross salary and/or the commission paid or payable to each of them in respect of the 12 months ended August 31, 1997 and all commission salesmen terminated since January 1, 1995. The Company is not indebted to any employee, in any amount whatsoever, other than for current salaries, vacation pay or bonuses for services rendered, current expense allowances, or other benefits (due or accrued) or current unpaid commissions to retail salesmen.

          3.29.     Insider Interests.  Except as set forth in Section 3.29 of
                    -----------------
the Disclosure Schedule, neither the Sellers nor any Affiliate have any material interest in any (i) Customer or (ii) property, real or personal, tangible or intangible, including without limitation, inventions, patents, trademarks or trade names, used in or pertaining to the business of the Company.

          3.30.     Sellers To Comply with Obligations.  Sellers will use their
                    ----------------------------------
best efforts to comply with all of their obligations under this Agreement and to fulfill all of the conditions precedent to Buyer's obligations.

          3.31.     Disclosure.  Except as set forth in Section 3.31 of the
                    ----------
Disclosure Schedule, to the knowledge of Sellers, no representations or warranties by them in this Agreement and no statement contained in any document (including, without limitation, financial statements and the Disclosure Schedule), certificate, or other writing furnished or to be furnished by the Company to Buyer or any of its representatives pursuant to the provisions hereof or in connection with the transactions contemplated hereby, knowingly contains or will knowingly contain any untrue statement of material fact or knowingly omits or will knowingly omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

     4.   Representations and Warranties of Buyer.  Buyer hereby represents and
          ---------------------------------------
warrants to the Sellers as follows:

          4.1. Organization, Qualification, Etc.  Buyer is a corporation duly
               --------------------------------
organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

          4.2. Liens, Compliance with Laws, Etc.
               --------------------------------

               (a) The execution, delivery and performance of this Agreement by Buyer and the consummation of the transactions contemplated hereby, have been duly authorized by all requisite action, as required under applicable law and no further authorization will be necessary on the part of the Buyer for the execution, delivery, performance, or consummation of this Agreement. The Buyer has the power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by Buyer will not, with or without the giving of notice and/or the passage of time, conflict with, result in the breach or termination of any provision, or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any of the properties or assets of Buyer pursuant to any corporate charter, by-law, indenture, mortgage, deed of trust or other agreement or instrument to which Buyer is a party or by which Buyer or its assets or properties is bound, or to the knowledge of Buyer, violate any provision of law applicable to Buyer. No approval of any Federal, state or local governmental authority or administrative agency is necessary to authorize the execution of this Agreement by Buyer or the consummation of the transactions contemplated hereby. This Agreement is a valid and binding agreement of the Buyer in accordance with its terms.

               (b) Buyer has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

          4.3. Other Matters.
               -------------

               (a) Buyer has no liability to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this agreement for which any Seller could become liable or obligated.

               (b) Buyer has been given full access to all records of the Company and has had a sufficient opportunity to familiarize itself therewith.

               (c) Buyer has consulted with its tax and financial counsel concerning the tax effect of the stock purchase contemplated in this Agreement.

               (d) Buyer understands that an investment in the Company involves certain risks, and that Buyer could suffer a total loss of its investment and that Buyer, either acting alone or with representatives or advisors, has enough sophistication in business matters to ascertain the degree of risk.

               (e) Buyer has been given the opportunity to ask questions of, and receive answers from, Sellers concerning the Company and its business, and all of its questions have been satisfactorily answered, and it has no additional questions at this time or at the Closing.

               (f) In making its decision to purchase the stock of the Company, Buyer has relied upon the Disclosure Schedule and the Agreement.

               (g) Buyer has inspected the assets of the Company, including the Real Property, and except as set forth in Section 3, is accepting the assets of the Company "as is" and "where is"; and has had the opportunity to obtain environmental assessments, surveys, title reports and zoning certifications to any and all assets of the Company.

               (h) Buyer acknowledges that Sellers have made no representation to Buyer as to the future business of the Company.

          Notwithstanding the foregoing, it is understood that nothing contained in this Section 4.3 shall lessen the representation and warranties of Sellers contained in this Agreement or Buyers absolute right to rely on them. Except as expressly set forth in Section 12.7, Sellers waive any claim that Buyer knew or should have known any matters as a result of any investigation or inquiry.

          4.4. Buyer to Comply With Its Obligations.  Buyer shall use its best
               ------------------------------------
efforts to comply with all of its obligations under this Agreement and to fulfill all of the conditions precedent to the Sellers' obligations.

     5.   Operations Pending Closing.
          --------------------------

          On and after the date hereof and until the Closing, Sellers shall cause the Company to conduct its business in accordance with the following procedures:

          5.1. (a) Sellers shall cause the Company to conduct its business in the regular and ordinary course and shall use its best efforts to preserve the existing relationships of customers, employees and others having business relations with the Company and to maintain its competitive position; provided, that the Company will make the transfers referred to in Section 1.4(a) of the Disclosure Schedule. In particular, but not in limitation of the foregoing, the Company shall continue its normal degree day delivery or routing schedule and shall not deliver ahead of such normal schedule.

               (b) In addition to and not in limitation of the restrictions imposed by subsection (a) unless approved by Buyer in writing, the Sellers shall not, nor shall the Sellers cause the company to:

                    (i) Change or amend the Articles of Incorporation or Code of Regulations of the Company.

                    (ii) Issue or sell or agree to issue or sell any shares of the Company's capital stock or other securities.

                    (iii) Organize any Subsidiary, acquire any capital stock or other equity securities of any corporation or acquire any equity or ownership interest in any business.

                    (iv) Borrow or agree to borrow any funds or incur, or assume or become subject to, whether directly or by way of guarantee or otherwise, any obligation or liability (absolute or contingent), except obligations and liabilities incurred in the ordinary course of business and consistent with past practice.

                    (v) Pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice.

                    (vi) Permit or allow any of its property or assets (real, personal or mixed, tangible or intangible) to be subjected to any mortgage, pledge, lien or encumbrance.

                    (vii) Cancel any debts or waive any claims or rights of material value or sell, transfer, or otherwise dispose of any of its properties or assets, except in the ordinary course of business and consistent with past practice.

                    (viii) Dispose of or permit to lapse any rights to the use of any patent, trademark, trade name or copyright, or dispose of or disclose to any person any trade secret, formula, process or know-how not theretofore a matter of public knowledge.

                    (ix) Grant any general increase in the compensation of officers or employees (including any such increase pursuant to any bonus, pension, profit sharing or other plan or commitment) or any increase in the compensation payable or to become payable to any officer or employee.

                    (x) Make any single capital expenditure or commitment in excess of $5,000 for additions to property, plant or equipment or make aggregate capital expenditures and commitments in excess of $25,000 for additions to property, plant or equipment.

                    (xi) Except as set forth in Section 1.4(a) of the Disclosure Schedule, pay, loan or advance any amount to, or sell transfer or lease any properties or assets to, or enter into any agreement or arrangement with, any of its officers or directors or any Affiliate of any of its officers or directors, except for compensation to officers at rates not exceeding the rates of compensation disclosed in Section 3.28(a) of the Disclosure Schedule.

                    (xii) Change any of the banking or safe deposit arrangements described in Section 3.13 of the Disclosure Schedule.

                    (xiii) Grant or extend any power of attorney or act as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any person, corporation, partnership, joint venture, association, organization or other entity.

                    (xiv) Enter into any contract for the purchase of propane or supplies or for the sale of assets except normal contracts or commitments with suppliers for the purchase of propane and items held for sale to Customers and contracts and commitments with Customers for the sale of, and normal sales of, inventory, in any case, in the ordinary course of business and consistent with past practice.

               (xv) Agree, whether in writing or otherwise, to do any of the foregoing.

          5.2. The Sellers shall use their best efforts to cause the Company to conduct its business so that the representations and warranties applicable to it as set forth in Section 3 continue to be true in all material respects at all times between the date of this Agreement and the Closing as if made at all such times and as of the Closing.

          5.3. (a) Between the date hereof and the Closing, Buyer and its representatives may continue to make such reasonable investigations of the Company and such reasonable investigations of its financial condition as Buyer deems necessary or advisable to familiarize itself with such properties and other matters relating thereto. The Sellers shall cause the Company to permit authorized representatives of Buyer to have, after the date hereof, reasonable access to the premises of the Company and its books and records and will furnish to Buyer such data and information with respect to the Company as the Buyer may from time to time reasonably request. The Buyer shall have the right to request copies thereof and excerpts therefrom. The Company shall not be obliged to reveal the names of, or otherwise identify, specific Customers. All of Buyer's investigations hereunder shall be conducted so as not to interfere with the Company's normal business activities. The Buyer agrees that should the Closing not occur, for whatever reason, it will act in accordance with the Confidentiality Agreement dated May 5, 1997 between Buyer and the Company, a copy of which is set forth in as Exhibit 5.3(a).

          (b) Except to the extent set forth in Section 12.7, Sellers agree that any inquiry or investigation made by Buyer pursuant to this Agreement shall not in any way affect or lessen the representations and warranties made by them in this Agreement or their survival of the Closing. Except to the extent set forth in Section 12.7 and as to matters disclosed in this Agreement or the Disclosure Schedule, in any action or proceeding based upon the breach of any representation or warranty, Sellers hereby waive the defense that Buyer knew or should have known the true facts or circumstances. Notwithstanding the foregoing, if Sellers discover any facts which disclose the inaccuracy or breach of any representations and warranties made by Sellers pursuant to this Agreement which facts were unknown to Sellers at the time of execution of this Agreement and Sellers advise Buyer of such facts prior to the Closing in the manner provided herein for the giving of notices, then such facts shall be deemed part of the Disclosure Schedule and Buyer may elect to terminate this Agreement based upon the disclosure of such facts or to close; however, in neither event will buyer have a claim against Sellers based upon the existence of such facts.

          5.4 (a) Sellers shall give prompt notice to the Buyer of (i) any notice of, or other communication received by Sellers subsequent to the date of this Agreement and prior to the Closing

Date relating to, a default or event which with notice or lapse of time or both would become a default, or which would cause any warranty or representation of Sellers to be untrue or misleading in any material respect, under this Agreement, (ii) any notice or other communication received by the Company or Sellers from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement, (iii) any concerted union activity pending or threatened and (iv) any material adverse change in the business of the Company its operations, prospects, earnings, assets or condition (financial or otherwise).


     6.   Conditions Precedent to Obligations of the Buyer.
          ------------------------------------------------

          The obligation of the Buyer hereunder to consummate this Agreement is expressly subject to the satisfaction on or before the Closing, of all of the following conditions (compliance with which or the occurrence of which may be waived in whole or in part by the Buyer):

          6.1. Sellers shall have materially complied with and duly performed all agreements and conditions on their part to be complied with and performed pursuant to this Agreement on or before the Closing.

          6.2. The representations and warranties of Sellers contained in this Agreement including the Disclosure Schedule and the exhibits hereto shall be true and correct in all material respects as of the Closing with the same force and effect as though such representations and warranties had been made on and as of the Closing Date.

          6.3. Between August 31, 1997 and the Closing there shall have been no material and adverse change in the business or employee profile of the Company, except for matters affecting propane businesses in general in the Territory, the transfers being made as part of this transaction as set forth in Section 1.4(a) of the Disclosure Schedule and assets sold in the normal course of business and consistent with past practices.

          6.4. From and after the date of this Agreement and through and including the Closing there shall have been no concerted union activity or legal action pending or threatened.

          6.5. The Buyer shall have received all of the documents required pursuant to Section 8 hereof and such additional documents as the Company may have agreed in writing to deliver.

          6.6. The Buyer shall not have validly terminated this Agreement pursuant to Section 11 hereof.


     7.   Conditions Precedent to Obligations of Sellers.
          ----------------------------------------------

          The obligation of the Sellers to consummate this Agreement is expressly subject to the satisfaction as of the Closing of all of the following conditions (compliance with which or the occurrence of which may be waived in whole or in part by the Sellers):

          7.1. The Buyer shall have materially complied with and duly performed all of the agreements and conditions on its part to be complied with or performed pursuant to this Agreement on or before the Closing.

          7.2. The representations and warranties of the Buyer contained in this Agreement or otherwise made in writing in connection with the transactions contemplated hereby shall be true and correct in all material respects on and as of the Closing with the same force and effect as though such representations and warranties had been made on and as of the Closing.

          7.3. The Sellers shall have received all of the documents and payments required pursuant to Section 9 hereof.

          7.4. The Sellers shall not have validly terminated this Agreement pursuant to Section 11 hereof.

          7.5 The Sellers shall have received written acknowledgement from NationsBank, N.A. and Bank Boston N.A. or their counsel that all conditions precedent to the disbursement of funds escrowed under the Escrow Agreement dated as of October 21, 1997 have been satisfied except those set forth in Section 3(b) of the Escrow Agreement.


     8.   Deliveries of the Sellers at the Closing.
          ----------------------------------------

          At the Closing the Sellers shall deliver or have previously delivered or cause or have already caused to be delivered to the Buyer the following:

          8.1. Certificate dated a current date from the appropriate authorities in the State of Ohio attesting to the existence and good standing of the Company.

          8.2. An opinion, dated as of the Closing, of Messrs. Eastman & Smith Ltd. in substantially the form of Exhibit 8.2.

          8.3.  Corporate minute books of the Company.

          8.4. Restrictive Covenant of Jeffrey L. Tonjes in the form of Exhibit 8.4.

          8.5.  Restrictive Covenant of Jack Miller in the form of Exhibit 8.5.

          8.6.  Restrictive Covenant of Sandra Miller in the form of Exhibit
8.6.

          8.7. Restrictive Covenant of Norman C. Tonjes in the form of Exhibit 8.7.

          8.8.  Restrictive Covenant of Mary C. Tonjes in the form of Exhibit
8.8.

          8.9. If requested by Buyer, resignations of all of the officers and directors of the Company.

          8.10. Schedule of insurance for the Company showing all insurance in effect for the past five years including the identity of the carrier, the coverages, the policy number and the effective dates of each policy.

          8.11. Certificates representing the Company Shares duly endorsed.

          8.12. Certificates of title for all certificated motor vehicles owned by the Company.

          8.13. UCC-3 releases or copies of UCC-3 releases from the Company's former bank lender.

          8.14. Lease in the form of Exhibit 8.14.

          8.15.  Lease in the form of Exhibit 8.15.

          8.16   Lease in the form of Exhibit 8.16.


     9.   Deliveries of the Buyer at the Closing.
          --------------------------------------

          At the Closing, the Buyer shall deliver or cause to be delivered to Sellers the following:

          9.1. Certified resolutions of the Board of Directors of the Buyer authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein.

          9.2. An opinion, dated as of the Closing, of Phillips Nizer Benjamin Krim & Ballon LLP in substantially the form of Exhibit 9.2.

          9.3. Wire transfer of immediately available funds in payment of the balance of the purchase price.


     10.  The Closing.
          -----------

          10.1. The closing ("Closing") shall take place at the offices of Eastman & Smith Ltd., One Seagate, Toledo, Ohio 43699-0032, 9:00 A.M. local time on October 22, 1997 or at such other time and place as the parties may agree ("Closing Date").


     11.  Termination of Agreement.
          ------------------------

          This Agreement may be terminated and the obligations to consummate this transaction canceled at any time prior to the Closing:

          11.1.   By mutual consent of Buyer and the Sellers.

          11.2. By either Buyer or the Sellers if there has been a material misstatement or material omission in a representation or a material breach in any warranty or covenant on the part of the other party the effect of which has not been cured within ten (10) business days after notice thereof has been given, or in the case of a breach or default the effect of which can be cured but cannot be cured within 10 days, if said party diligently commences to cure the same within said 10 day period and thereafter fails to cure the effect of same, within 20 days after such notice.

          11.3. By either Buyer or the Sellers if the material conditions precedent to its obligations have not been fulfilled or complied with as provided in Sections 6 and 7 hereof, respectively.

          11.4. By either Buyer or the Sellers, if the Closing does not occur prior to November 1, 1997.

          11.5. Except as set forth in 1.3(a), termination by either party under this paragraph shall be without prejudice to the rights of such party in the event of a breach or default of the other party.


     12.  Assumption and Indemnification.
          ------------------------------

          12.1 (a)  Survival of Representations and Warranties.  The
                    ------------------------------------------
representations and warranties of Seller and Buyer included in this Agreement shall survive for a period of eighteen (18) months after the Closing Date and shall thereafter expire, except with respect to breaches and violations theretofore specified in reasonable written detail to Sellers by Buyer or to Buyer by Sellers, as the case may be prior to the eighteenth month after the closing Date and except for the representations and warranties contained (i) in
Section 3.14 which shall survive for the applicable statute of limitations (and any extension or waiver thereof) for any tax return covering any tax year ending on or before the Closing Date; (ii) Section 3.26 which shall survive for a period of five years following the Closing; and (iii) in Sections 3.1, 3.2, 4.1,
4.2 and 4.3 which shall survive indefinitely from the Closing. With respect to Unrecorded Claims asserted against the Buyer or the Company by a third party which were not known to the Sellers at the time of the Closing, Buyer may not assert a claim for indemnification as set forth in Section 12.2 unless such Unrecorded Claim is asserted within a period of three years following the Closing.

          (b) Notwithstanding anything to the contrary contained herein, except as provided in Section 12.7, all claims for damages based on known or fraudulent actions, or known misrepresentations (i) to the extent actually known by one or more of the Sellers (without the application of the last two sentences of the definition of knowledge provided in Section 2) ("Actual Knowledge") shall never expire and (ii) to the extent not actually known to the Sellers within the definition of the foregoing subsection (b)(i), but known to them by application of the last two sentences of the definition of knowledge provided in Section 2 ("Constructive Knowledge") shall expire 10 years after the Closing.

          (c)  Notwithstanding the foregoing, if any

Unrecorded Claim arises solely out of the breach of any one or more of the representations and warranties contained in sections 3.7, 3.8, 3.9, 3.10, 3.12, 3.13, 3.16, 3.17, 3.20, 3.22, 3.25, 3.27, 3.28 or 3.29 and neither such
Unrecorded Claim nor such breach was known to Sellers prior to the Closing, then such Unrecorded Claim must be asserted within the period of 18 months following the Closing. If Buyer seeks indemnification under Section 12.2(a)(i), if a representation and warranty in Section 3 of this Agreement is made to the knowledge of Sellers, such representation and warranty shall not be deemed breached except to the extent of the knowledge of Sellers prior to Closing. If Buyer seeks indemnification under Section 12.2(a)(ii) with respect to an Unrecorded Claim, Sellers knowledge or lack of knowledge shall be relevant only in determining whether a three year or unlimited period to assert a claim applies; provided, however, if a representation and warranty in Section 3 of this Agreement, other than a representation and warranty in Section 3.25, 3.26 or 3.27, is made to the knowledge of Sellers, such representation and warranty shall not in any circumstances form the basis of an Unrecorded Claim by Buyer, except to the extent known by Sellers prior to Closing.

          12.2. (a) The Sellers shall, severally and not jointly, in proportion to their Allocable Share defend, indemnify and hold Buyer harmless from Adverse Consequences arising out of or relating to (i) any material breach of the representations, warranties, covenants or agreements of the Sellers contained in this Agreement or in any instruments delivered at Closing, or (ii) any liability, obligation or commitment of any nature of the Company (known or unknown) not reflected as a liability of the Company on the Closing Balance Sheet (whether or not required to be reflected according to generally accepted accounting principles) or set forth in Section 3.6 of the Disclosure Schedule and arising out of an act or omission which occurred, or a condition or state of facts which existed, prior to the Closing (collectively "Unrecorded Claims") (collectively Section 12.2(a)(i) and Section 12.2(a)(ii) above are referred to as "Indemnifiable Events"). Unrecorded Claims shall include, by way of illustration and not limitation all claims arising out of or relating to (x) any and all of the Company's activities and those of any predecessor prior to the Closing, (y) any liabilities, obligations and commitments of the Company and those of any predecessor, including but not limited to those owed to taxing authorities, trade creditors, customers, tort or contract claimants, employees and independent contractors or (z) any environmental contamination or environmental compliance liability at or relating to any environmental contamination and any leak, spill or other environmental occurrence affecting, emanating from or relating to real property owned, leased or operated by the Company (including off-site dumping); any damage or injury to human health, safety (including wrongful death) or the environment by reason of the condition of or activities, past or present, relating to the operation of the Company's business; any lawsuit brought or threatened, any settlement reached or governmental order relating to environmental contamination or environmental compliance liabil-ity; or the violation of any environmental law, rule, regulation or ordinance permit or approval which occurred or commenced prior to the Closing.

               (b) Notwithstanding Section 12.2(a), Sellers shall not provide indemnification as set forth therein for any Adverse Consequences to the extent such Adverse Consequences are caused by any alteration, modification, development or testing of the Real Property following the Closing or any testing of the Real Property by Buyer prior to the Closing, it being understood that activities which lead to the discovery of a condition or facts giving rise to any Adverse Consequences shall not, solely by reason of such discovery or reporting to a third party, based upon a legal duty to report, be deemed to have caused such Adverse Consequences. As to arising out of Section 3.26 of the Agreement, Sellers shall only indemnify Buyer for those Adverse Consequences which arise from a claim asserted by a third party based upon the law as in effect as of the Closing Date except to the extent such Adverse Consequences were initiated, or caused by Buyer, its agents, affiliates, assigns, successors or representatives, it being understood that Adverse Consequences following a report of a condition or state of facts by Buyer to a third party, based upon a legal duty to report such condition or state of facts, shall not be deemed initiated or caused by Buyer.

          12.3. Buyer shall defend, indemnify and hold harmless the Sellers from Adverse Consequences arising out of or relating to (i) any breach of the representations, warranties, covenants and agreements of Buyer contained in this Agreement and (ii) any claim asserted against Sellers arising out of acts or omissions of Buyer following the Closing.

          12.4. The indemnification contained herein shall include the reasonable legal costs incurred by a party to enforce its rights under this Section.

          12.5      Limitations on Indemnity Obligations of Sellers.
                    ------------------------------------------------

               (a)  Threshold.  Sellers shall provide no indemnification as
                    ---------
set forth in Section 12.2 hereof for any one Indemnifiable Event less than $100,000 ("Small Claim"), except and only to the extent that the total of all Small Claims exceeds $100,000 but only for such amounts over $100,000. Buyer shall send Sellers written notice when the total of all Small Claims exceeds $100,000 setting forth in reasonable detail a summary of all Small Claims which comprise such amount. Sellers liability for individual Indemnifiable Events in excess of $100,000 shall begin with the first dollar thereof.

               (b)  Third Party Amounts.  The obligation of Sellers to
                    -------------------
indemnify Buyer for Indemnifiable Events shall be reduced dollar for dollar by the amount of (i) any monies received by Buyer from any third parties including insurance companies and (ii) any tax benefit to Buyer net of any reimbursement or other payment obligation of Buyer with respect to the claim to any third party. Buyer shall be deemed to realize a tax benefit only to the extent of any actual reduction in income taxes otherwise payable by Buyer in the year the claim is paid. To the extent that Sellers obligation to indemnify Buyers is reduced by this Section 12.5(b), the Adverse Consequences of the applicable Indemnifiable Event shall not include the amount of such reduction and such amount shall not apply to calculating either the maximum liability set forth in Section 12.5(c) or the threshold set forth in Section 12.5(a).

               (c)  Maximum Liability.  The maximum liability of each Seller
                    -----------------
for all Indemnifiable Events asserted by Buyer pursuant to this Section 12 shall not exceed such Seller's Allocable Share of $5 million; provided, however, except as set forth in Section 12.7, with respect to Indemnifiable Events for Adverse Consequences based on known or fraudulent misrepresentations or Unrecorded Claims known to Sellers at the time of the Closing, but not reflected in this Agreement, in the Disclosure Schedules or on the Closing Balance Sheet, the maximum liability of each Seller (i) if made or known to the Actual Knowledge of one or more of the Sellers shall not exceed each Seller's Allocable Share of the Purchase Price or (ii) if made or known to the Constructive Knowledge of one or more of the Sellers shall not exceed each Seller's Allocable Share of $7.5 Million.

               (d)  Requirement to Enforce Rights under Certain Claims.  If
                    ---------------------------------------------------
Buyer has a claim for indemnification under Section 12.2(a)(i), it may not enforce such claim, and such claim will be deemed waived, unless it is asserted in a legal action commenced against one or more of the Sellers within the period of 20 months following the Closing.

          12.6   Matters Involving Third Parties.
                 -------------------------------

                 (i) If any third party shall notify Buyer or Sellers (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against the Buyer or Sellers, as the case may be (the "Indemnifying Party") under this Section 12, then the Indemnified Party shall promptly (and in any event within ten (10) business days after receiving notice of the Third Party Claim) notify each Indemnifying Party thereof in writing. The failure of an Indemnified Party to give timely notice hereunder shall not affect rights to indemnification hereunder, except to the extent that the indemnifying Party demonstrates the actual damages caused by such failure.

                 (ii) After such notice, if the Indemnifying Party shall acknowledge in writing to the Indemnified Party that the Indemnifying Party shall be obligated under the terms of its indemnity hereunder in connection with such matter, then the Indemnifying Party will have the right to assume and thereafter conduct at its risk and expense the defense of the Third Party Claim with counsel reasonably satisfactory to the Indemnified Party; provided, however, that the Indemnifying Party will not consent to he entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably) unless the proposed settlement involves only the payment of money damages and does not impose an injunction or other equitable relief upon the Indemnified Party. The Indemnifying Party shall be liable for any such settlement or judgment and shall indemnify and hold harmless the Indemnified Party from and against any liability by reason of such settlement or judgment.

                 (iii) Unless and until an Indemnifying Party assumes the defense of the Third Party Claim as provided in this section, however, the Indemnified Party may defend against and settle the Third Party Claim in any manner he or it reasonably may deem appropriate.

                 (iv) In no event will the Indemnified Party consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of each of the Indemnifying Parties (not to be withheld unreasonably).

          12.7 Notwithstanding the foregoing, Buyer shall not be entitled to indemnification with respect to any breach of representation or warranty or any Unrecorded Claim to the extent actually known to Buyer prior to Closing. Buyer shall be deemed to know only such facts as are actually known (as opposed to implied or imputed knowledge) by William Powers, Richard Ambury, David Eastin and Joseph Cavanaugh. Buyer shall not be deemed to have knowledge of any facts known by any other person or contained in its files, the Company's files or any other document, unless actually known to one of such individuals, except that Buyer shall be deemed to have actual knowledge of those facts set forth in the Disclosure Schedule, the written results of environmental investigations undertaken by the Buyer or its agents and received by Buyer prior to the Closing, the Phase I environmental reports conducted by ATC Associates, Inc. for all of the real property owned and leased by the Company, or as otherwise set forth in this Agreement.

     12.8 Any provision herein to the contrary notwithstanding, any claims by Buyer based upon the Company's failure to have written tank and cylinder leases shall expire eighteen months after the Closing.

     13.  Notices.  All notices, requests and other communications shall be in
          -------
writing and shall be deemed to have been duly delivered if delivered personally or mailed by certified mail, return receipt requested to the parties at their respective addresses set forth on the signature page or such other address as a party may designate in the manner provided herein for giving of notices. Copies of all communications shall be sent to:

               Phillips Nizer Benjamin Krim & Ballon LLP
               666 Fifth Avenue
               New York, New York 10103-0084
               Attn: Alan Shapiro, Esq.

               Eastman & Smith Ltd.
               One Seagate
               P.O. Box 10032
               Toledo, Ohio 43699-0032
               Attn:  John H. Boggs, Esq.

     14.  Offers of Employment.
          --------------------

          14.1. Buyer agrees to offer employment to those employees of the Company, other than Jeff Tonjes, who meet standards for applicants generally, such as, for example, passing a drug test.

          14.2. Such offers of employment shall be at the same salaries or hourly rates as presently paid by the Company and with the benefits set forth on
Exhibit 14.2. Upon their hire by Buyer, each employee's length of service by the Company shall be deemed service with Buyer for purposes of their participation and vesting service for periods of employment by the Company.

          14.3. While such employment shall be on an at will basis each such employee will be evaluated by standards no different than those applied by the Buyer to its other employees performing the same job description.

          14.4. Each employee of the Company shall be eligible for paid holidays, personal days and participation in any incentive bonus plans on the same basis as Buyer's other employees performing similar job functions. Each such employee will also be eligible for sick days. Full time employees shall be eligible for paid vacation after working 1000 hours beginning July 1. Vacation eligibility is as follows: Five (8 hour) days after the first 1,000 hours for first year employees; ten days the following year; fifteen days after ten full years (using date of hire); and twenty days after twenty full years (using date of hire). Employees will receive credit for years of service with the Company in determining vacation days.

          14.5 Buyer shall offer to the following people, employment as follows:

          Craig Premo         Regional Manager
          Norman Tonjes       Director of Fleet Services Pearl Gas
                                   Reg.
          Patricia Sheldrick  Controller-Pearl Gas Region
          Richard Bame        Bowling Green Manager

     15.  Additional Agreements.
          ---------------------

          15.1. Following the Closing, the Buyer shall retain and shall cause the Company to afford to Sellers and their professional representatives access during normal business hours to the books and records of the Company as may be necessary to permit Sellers to prepare the final income tax returns of the Company, to investigate and defend against any claims asserted by Buyer against Sellers arising out of or relating to this Agreement and for any other reasonable purpose relating to the winding up of the Company and its profit sharing plan or other obligations of Sellers arising under this Agreement.

          15.2. It shall be the responsibility of the Sellers to prepare at their expense all final Federal, state and local income tax returns of the Company and pay all taxes shown to be due for periods up to and including the close of business on the day preceding the Closing Date and to terminate at their expense the existing profit sharing plan of the Company and to make distributions to all employees of the Company within a reasonable time. It shall be the responsibility of Buyer to prepare at its expense all final tax returns of the Company and pay all taxes shown to be due which are not the responsibility of Sellers pursuant to this Agreement.

          15.3. Buyer shall be liable for and shall indemnify and hold harmless Sellers with respect to, all income taxes which may become due as a result of the liquidation of the Company or its merger into Buyer, the transfer of the Company's assets to Buyer or any other entity or any other action (including any tax elections) initiated by Buyer. Buyer shall defend, indemnify, and hold harmless the Sellers from any and all Adverse Consequences arising out of or relating to (i) the liquidation of the Company; (ii) the Company's merger into Buyer; (iii) the transfer of the Company's assets to Buyer or any other entity;
(iv) the cancellation or termination of any and all permits, licenses, certificates, or otherwise of the Company not transferred to Buyer or any other entity; and (v) any other action (including any tax elections) involving Buyer.

          15.4. Buyer intends to prepare certified financial statements of the Company for periods prior to the Closing. Buyer acknowledges that the preparation of such certified financial statements are solely the responsibility of Buyer and shall be at its sole cost.

          15.5. The Buyer has previously delivered to Sellers a confidentiality agreement dated May 5, 1997, the provisions of which are incorporated herein by reference and shall continue to apply for the benefit of Sellers unless and until the closing occurs.

          15.6. After Closing, Buyer shall maintain insurance similar in coverage amount, quality of carrier, and covered claims to that currently maintained by the Company for as long as the survival of the Indemnifiable Events are in effect after Closing. To the extent (and only to the extent) the failure of Buyer to maintain insurance with respect to any Indemnifiable Event increases the liability which Sellers would have if such insurance had been maintained the survival period of such Indemnifiable Event shall terminate after Closing as of the date that such insurance was changed or terminated.

          15.7. Buyer acknowledges that the Company entered into certain confidentiality agreements as set forth in Section 3.15 of the Disclosure
Schedule in connection with the sale of the Company and that the Company sent to each entity who was a party to such confidentiality agreement two (2) copies of the Offering Prospectus set forth in Section 15.7 of the Disclosure Schedule. Buyer further acknowledges that the Company has attempted to regain possession of all materials sent by the Company to such entities in compliance with such confidentiality agreement by sending the letters set forth in Section 15.7 of the Disclosure Schedule. Buyer acknowledges that the Sellers, for the Company, have taken all reasonable efforts at this time to regain possession of such materials and that Sellers have no further obligation to do anything with respect thereto.

          15.8 If for any reason the Closing does not occur, but Buyer has merged the Company into Buyer, then Buyer, at its sole cost and expense, shall
(i) take such actions as may be necessary to reverse and unwind the merger and to place the Company and the Sellers in the same position as they were immediately prior to the merger and (ii) indemnify and hold harmless Sellers and the Company from any and all claims, loss, damages and expense arising out of or relating to the merger and the reversing of the merger, including by way of illustration and not limitation, all professional fees, transfer taxes and income taxes, including all professional fees incurred by Sellers with respect to the transaction with Buyer.

          15.9 With respect to the real property to be purchased by the Sellers or an entity controlled by them from the Company prior to Closing and leased by the Sellers to the Buyer at Closing pursuant to a lease in the form of
Exhibit 8.16 located at Delphos, Ohio, the parties have agreed as follows:

               (a) During the period of 120 days following the Closing ("Inspection Period") the Buyer will conduct an environmental assessment of such real property at Buyers sole cost and expense and if any condition is discovered which in the opinion of Buyer's engineer reveals an instance of threatened or actual non-compliance with environmental laws, rules, regulations or policies, including the presence of any pollutant, contaminant or hazardous or toxic materials or waste, Buyer shall so advise Sellers in writing within such period ("Remediation Notice") and shall also provide to the Sellers the cost estimate of its engineers to remediate such condition ("Remediation Cost"). Upon receipt of the Remediation Notice, the Sellers may at their option agree in writing within a period of 30 days to pay the amount of the Remediation Cost to Buyer, in which event Buyer shall be required to purchase such real property for $90,000; provided that all of the terms and conditions of this Agreement relating to such real property are then satisfied and upon the closing of the purchase of the real property Buyer will be credited with the amount of the Remediation Cost. Buyer shall pay any applicable transfer taxes.

               (b) If Buyer fails to deliver the Remediation Notice to the Seller during the Inspection Period, Buyer shall be required to promptly purchase such real property for $90,000; provided that all of the terms and conditions of this Agreement relating to such real property are then satisfied. Buyer shall pay any applicable transfer taxes.

               (c) Notwithstanding the provisions of Section 12 or any other provision of this Agreement, if Buyer purchases such real property pursuant to
Section 15.9(a), then Sellers shall have no liability to Buyer with respect to any condition or state of facts identified in the Remediation Notice as requiring remediation.

          15.10     The parties acknowledge certain agreements as set forth on
Exhibit 15.10.


     16.  Miscellaneous.
          -------------

          16.1. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements (except those contemplated hereunder), understandings, negotiations and discussions, whether oral or written, of the parties. No supplement, modification or waiver or termination of this Agreement or any revision hereof shall be binding unless executed in writing by the parties to be bound thereby. All representations and warranties made herein shall survive the Closing to the extent set forth in
Section 12 of this Agreement and Buyers right to assert any claim with respect thereto shall be limited as provided in Section 12.

          16.2. This Agreement is intended to be performed in the State of Ohio and shall be construed and enforced in accordance with the laws of the State of Ohio. Any action by Buyer or Sellers arising out of or relating to this Agreement must be brought in a competent court in the State of Ohio, the courts of which shall have exclusive jurisdiction with respect to any such action.

          16.3. The parties hereto agree that they will, at the expense of the requesting party, from time to time execute and deliver any and all additional and supplemental instruments, and do such other acts and things which may be reasonably necessary to effect the purpose of this Agreement, and the consummation of the transactions contemplated hereby.

          16.4. Waiver by any of the parties hereto of any breach of, or exercise of any right under this Agreement, shall not be deemed a waiver of similar or other breaches or rights.

          16.5. Captions and section headings used herein are for convenience only, and are not a part of this Agreement, and shall not be used in construing it.

          16.6. All of the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective estates, heirs, administrators, executors, personal representatives, transferees, successors and assigns. Neither party may assign this Agreement or any interest therein, except that Buyer may assign any interest in this Agreement to a subsidiary or affiliate providing that Buyer shall remain primarily liable for all obligations hereunder and shall furnish a guaranty to such effect reasonably satisfactory to the Sellers.

          16.7. Buyer hereby agrees to indemnify and hold the Sellers harmless against and in respect of any claims from brokerage or other commissions relating to the Agreement or the transactions contemplated hereby resulting from its own dealing with any person in connection with this transaction and the Sellers hereby agrees to indemnify and hold Buyer harmless against and in respect of any claims from brokerage or other commissions relating to the Agreement or the transactions contemplated hereby resulting from its own dealing with any person in connection with this transaction.

          16.8. This Agreement is intended to benefit the parties hereto and there shall be no third party beneficiaries of this Agreement including, but not limited to, employees, creditors, customers and suppliers of the Company or any other person the Sellers or Buyer may have dealt in connection with this trans action. In particular, but not in limitation of the foregoing, no creditor of the Company and no person seeking to enforce any agreement between such creditor and the Company shall have any rights by virtue of this Agreement. Notwithstanding the foregoing, simultaneously with or following the Closing, Buyer may merge or liquidate the Company into itself and transfer the assets and liabilities of the Company to a limited partnership of which Buyer is the general partner ("Limited Partnership"). Upon such transfer Buyer shall cause such Limited Partnership to
(i) succeed all of the Buyer's rights under this Agreement and to have the benefit of all representations, warranties, covenants and agreements of Sellers set forth in this Agreement; (ii) be bound by all of the Buyers representations, warranties, covenants and agreements under this Agreement; in each case, as if such Limited Partnership were a direct party to this Agreement in lieu of the Buyer and (iii) execute with Buyer an assignment and assumption agreement, including a release of Buyer, of Buyers rights and obligations under this Agreement and all documents incorporated herein by reference.

          16.9. The parties agree that they will keep confidential and not disclose to any person other than their respective accountants and attorneys and employees who need to know the details of this Agreement, including, by way of example and not limitation, the total purchase price, or the implied purchase price per gallon or the allocated purchase price for any particular assets; provided, however, the parties recognize that the Limited Partnership is the operating partnership of a publicly traded limited partnership and that, as such, may make such disclosures as are required by applicable rules and regulations of the Securities and Exchange Commission, or as may be otherwise required upon the advice of counsel.

          16.10. The parties incorporate herein by reference all Exhibits and the Disclosure Schedule. The parties agree that the information and contents of the Disclosure Schedule, although set forth in particular Sections of the Disclosure Schedule are deemed to be made in all applicable sections of the Disclosure Schedule, except that no information shall be deemed incorporated by reference into
Section 3.6 of the Disclosure Schedule.

                              STAR GAS CORPORATION


                                 By:______________________________
                                     William Powers, President
                                     2187 Atlantic Street
                                     Stamford, CT  06912-0011

                                    ______________________________
                                     Jeffrey L. Tonjes
                                     Selling Shareholder
                                     819 Parker Street
                                     Bowling Green, OH 43402

                                    ______________________________
                                     Norman C. Tonjes
                                     Selling Shareholder
                                     854 Pearl St.
                                     Bowling Green, OH 43402

                                    ______________________________
                                     Mary C. Tonjes
                                     Selling Shareholder
                                     854 Pearl St.
                                     Bowling Green, OH 43402


                                    THE TONJES FAMILY TRUST
                                       Selling Shareholder

                                    By:___________________________
                                         Sandra S. Miller, Trustee
                                         10412 Edgewater Rd.
                                         Louisville, KY  40223

                              Disclosure Schedule
                              -------------------

Section No.    Description
-----------    -----------

1.4(a)         Excluded Assets and Liabilities
2.1            Good Will
3.2            Ownership of Company Shares
3.4            No violation
3.5            Financial statements
3.6            Undisclosed Liabilities
3.7            Accounts Receivable
3.10           Title to property; liens
3.11           Insurance
3.12           Leases
3.13           Bank Accounts
3.14(a)        Taxes - Examination of Returns, etc.
3.14(b)        Taxes - List of Income Tax Returns
3.15           Contracts and Commitments
3.16(a)(iv)    Large Customers
3.16(c)        Aging of Accounts Receivable
3.16(d)        Acquisitions
3.16(e)        Disclosures
3.16(f)        Subcontractors
3.16(g)        Discount Policies
3.16(h)        Central tanks
3.16(l)        Operating Data
3.17(a)        Recommendations from insurance carriers, etc.
3.19           Labor Difficulties
3.20           Fringe Benefit Plans
3.21           Litigation
3.22           Condemnation
3.23           Consents and Approvals - Governmental
3.24           Consents of Private Persons
3.25           Compliance with law
3.26           Environmental Protection
3.28           Employees
3.29           Insider Interest
3.31           Disclosures

                                    Exhibits
                                    --------


Section No.    Description
-----------    -----------

1.3       Escrow Agreement
1.4(a)
          Calculation of Networking Capital
1.4(b)    Net Working Capital Calculation Procedure
1.5       Property and Equipment
1.6       Propane Tanks

5.3(a)    Confidentiality agreement
8.2       Opinion Letter of the other law firm
8.4       Restrictive Covenant of Jeffrey L. Tonjes
8.5       Restrictive Covenant of Jack A. Miller
8.6       Restrictive Covenant of Sandra Miller
8.7       Restrictive Covenant of Norman C. Tonjes
8.8       Restrictive Covenant of Mary C. Tonjes
9.4       Legal Opinion of Phillips Nizer Benjamin Krim & Ballon
          LLP
14.2      Benefits
8.14      Lease for South Dixie Hwy., Bowling Green, Ohio
8.15      Lease for Sandridge Rd., Bowling Green, Ohio
8.16      Lease for Delphos, Ohio
15.10     Certain Agreements